Seawell Ltd. acquires Allis-Chalmers Energy Inc.
International Drilling & Well Services Company
Jorgen P. Rasmussen, Executive Chairman Seawell Limited
Munawar H. Hidayatallah, Chairman and CEO, Allis-Chalmers Energy Inc
13 August, 2010

Confidential
Forward-Looking Statements
•This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as "will," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target,"
"forecast," and other words and terms of similar meaning. These forward-looking statements involve a number of risks and uncertainties. Seawell and Allis
-Chalmers caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger involving Seawell and Allis-Chalmers, including future financial and operating results, Seawell's and Allis-Chalmers' plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in Allis-Chalmers’ filings with the
Securities and Exchange Commission. These include risks and uncertainties relating to: the ability to obtain the requisite Allis-Chalmers stockholder approval; the risk that Allis-Chalmers or Seawell may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger;
the risk that a condition to closing of the merger may not be satisfied; the timing to consummate the proposed merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on merger-related issues; general worldwide economic conditions and related uncertainties; and the effect of changes in governmental regulations. Neither Seawell nor Allis-Chalmers undertakes any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.
Additional Information and Where to Find It
•This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The publication or distribution of this communication may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions. To the fullest extent permitted by applicable law, Seawell, Allis-Chalmers and their respective affiliates disclaim any responsibility or liability for the violation of such restrictions by any person. In connection with the proposed merger between Seawell and Allis-Chalmers, Seawell will file with the SEC a Registration Statement on Form F-4 that will include a proxy statement of Allis-
Chalmers that also constitutes a prospectus of Seawell. Seawell and Allis-Chalmers will mail the proxy statement/prospectus to the Allis-Chalmers stockholders. Seawell and Allis-Chalmers urge investors and stockholders to read the proxy statement / prospectus regarding the proposed merger when it becomes available, as well as other documents filed with the SEC, because they will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC's website (www.sec.gov). You may also obtain these documents, free of charge, from Seawell's website (www.seawellcorp.com) under the tab "Investors.” You may also obtain these documents, free of charge, from Allis-Chalmers'
website (www.alchenergy.com) under the tab "For Investors" and then under the heading "SEC Filings."
Participants In The Merger Solicitation
•Seawell, Allis-Chalmers, and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Allis-Chalmers stockholders in favor of the merger and related matters. Information regarding the persons, who may, under the rules of the
SEC, is deemed participants in the solicitation of Allis-Chalmers stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about Allis-Chalmers' executive officers and directors in its definitive proxy statement filed with the SEC on April 30, 2010. Additional information about Seawell's executive officers and directors and Allis-Chalmers' executive officers and directors can be found in the above-referenced Registration Statement on Form F-4 when it becomes available. You can obtain free copies of these documents from Seawell and Allis-Chalmers using the contact information above.

Our aim is to build a first class oil service company
• Our service segments would be: Drilling and well services, oilfield rentals and facility engineering
• Focused on enhanced oil recovery for our clients
• Global footprint to leverage and distribute key technologies
• Significant presence in drilling services
• Leadership in drilling services & technology
• Strong owner base to capitalize on growth opportunities
• Experienced management team that can execute on strategy
• Ability to acquire, integrate and grow oil field technology companies

2009 revenues by geography
Description:
Key figures1:
Assets per 31.12.20092
1Source: 2009 annual report. Numbers in pies: USDm, relative share of total.
2Source: 2009 annual report. Defined as long-lived assets. Total assets of USD 1080.6m
Argentina
244
48%
US
188
37%
Brazil
44
9%
Other Intl.
30
6%
Argentina
169
19%
US
572
65%
Brazil
82
9%
Other Intl.
59
7%
Introduction to Allis-Chalmers Energy
• Provider of services and equipment to oil and
 natural gas exploration and production
 companies
• Operations in US, Argentina, Brazil, Bolivia
 and Mexico
• Employs approximately 3 300 skilled and
 experienced people
• Three business segments;
 • Oilfield services
 • Drilling and Completion
 • Rental Services
• Listed on NYSE
• Largest shareholder is Lime Rock Partners

UK
148
24 %
Norway
437
71 %

Well
Services
99
16 %
Drilling
Services
509
84 %

Description:
Key figures1:
2009 revenues by segment
2009 revenues by geography
1 Source: 2009 annual report. Numbers in pies: USDm, relative share of total.
  NOK/USD: 6.29 (average 2009)
Introduction to Seawell
• Leading oilfield service company operating on nearly 50
 installations in the North Sea
• Offices in Norway, UK, Denmark, US, Brazil, Nigeria,
 Singapore, India and joint ventures in Abu Dhabi and
 Kuala Lumpur
• Employs approximately 3 200 skilled and experienced
 people
• Two business segments
 • Drilling services
 • Well services
• Registered in the Norwegian OTC system
• Largest shareholder is Seadrill Ltd. holding 73.8% of the
 shares

Unit
Customer
Gullfaks A, B, C
Veslefrikk A, B
StatoilHydro
Statfjord A, B, C
Ula & Valhall
Gyda
Brent A, B, C, D, Nelson
Dunlin
Eider, Tern, N.Corm., Corm.A
StatoilHydro
StatoilHydro
BP
Talisman
Shell
Fairfield
TAQA
2009
1Q 2Q 3Q 4Q
2010
1Q 2Q 3Q 4Q
2011
1Q 2Q 3Q 4Q
2012
1Q 2Q 3Q 4Q
2013
1Q 2Q 3Q 4Q
Alba & Captain
Chevron
Forties A, B, C, D
Apache
Brae A, B, E
Marathon
Firm contracts
Option
Ekofisk & Eldfisk
ConocoPhillips
1 x 2 year
Life of field
1 year
3 x 1 year
3 x 1 year
Year to year
Peregrino A & B
StatoilHydro
1 x 2 year
1 x 2 year
Life of field
1 year
Option 3 x 3 year
Option 2 x 3 year
Seawell backlog - Platform drilling, 2 BN USD

1) Sum of consensus estimates from Thomson Reuters database (Allis-Chalmers Energy) and brokerage reports (Seawell)
The Well Company
A combination would be:
• 6 500 employees in 30+ countries
• USD 1.3 billion in revenues in 2010, USD 195 million in EBITDA1
• Leading oil service company in the North Sea
• Major onshore player in the Americas
• 30+ years experience in drilling and servicing production wells for our customers
• A whole range of leading edge downhole technologies

SEAWELL
SEAWELL
SEAWELL
SEAWELL
SEAWELL
SEAWELL

SEAWELL
ALLIS-CHALMERS ENERGY INC.

Combined company would have a global footprint
• Complimentary
 services in
 common
 geographies
• Next step would be
 to develop full
 presence in Middle
 East and FEA
• Use global
 footprint to
 distribute
 technologies as
 well as grow a
 unique service
 offering

Transaction details
• Seawell Ltd. to acquire Allis-Chalmers Energy Inc.
 for a combination of shares and cash
• Terms:
 • 1.15 Seawell shares offered for each Allis-
 Chalmers Energy share
 • Cash alternative at USD 4.25 per share, capped
 at maximum of 35% of outstanding shares in
 Allis-Chalmers Energy
• Transaction valued at approx. USD 890million
 (including assumed debt)
• Listing of Seawell on OSE or LSE

Executive Management
• Chief Executive Officer & President:
 Jørgen Peter Rasmussen (51)
 Danish
• Chief Operating Officer and EVP:
 Thorleif Egeli (46)
 Norwegian
• Senior advisor to the Board:
 Munawar H. Hidayatallah
The combined entity will have a nine member Board, 7 nationalities, 4 continents
Registered Bermuda Company
Agreed to be listed at closing on Oslo or London Stock Exchange
Governance
Proposed Board of Directors
• Saad Bargach, Chairman
• Tor Olav Trøim, Vice Chairman
• John Reynolds
• Alejandro P. Bulgheroni
• Gianni Dell'Orto
• Cecilie Fredriksen
• Alf C. Thorkildsen
• Kate Blankenship
• Jørgen P. Rasmussen

• Highly complimentary
 • No product or services overlap
 • Similar business focus, very experienced drilling personnel
 • No geographical overlap
• Significant cross selling synergies
 • Bring Allis-Chalmers Energy competence to the North Sea
 • Bring Seawell leading-edge technology to Americas
 • Build a platform for integration of future acquisition and inhouse development of unique technology
• Critical size, strong owners, global footprint
• Combine Seawell’s premium services offering, North Sea competence and technology with Allis-Chalmers Energy’s drilling and oil service competencies, quality asset base and operational gearing
Why Seawell and Allis-Chalmers Energy make sense